SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 22, 2016

Lehman ABS Corporation, on behalf of:

CORPORATE BACKED TRUST CERTIFICATES, GOLDMAN SACHS

CAPITAL I SECURITIES-BACKED SERIES 2004-6 TRUST

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32131	13-3447441
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Lehman ABS Corporation 1271 Avenue of the Americas, New York, New York	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 285-9000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The Corporate Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust, which we refer to herein as the “Trust,” was formed pursuant to the Standard Terms for Trust Agreements (the “Standard Terms”), dated as of January 16, 2001, between Lehman ABS Corporation, as depositor, and U.S. Bank Trust National Association, as trustee (the “Trustee”), as supplemented by the Series Supplement in respect of the Trust dated as of March 19, 2004.

The Depositor is a wholly-owned, indirect subsidiary of Lehman Brothers Holdings Inc. (“LBHI”). On September 15, 2008 and periodically thereafter, LBHI and certain of its subsidiaries (collectively, the “Debtors”) commenced voluntary cases under chapter 11 of title 11 of the United States Code with the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (jointly administered proceedings, In re Lehman Brothers Holdings Inc. et al., Case Number 08-13555). LBHI and its wholly-owned broker-dealer, Lehman Brothers Inc., have sold since September 15, 2008 significant businesses, including the sale on September 21, 2008 of the investment banking business to Barclays Capital Inc., which business included the employees who historically conducted the Registrant’s business.

On December 6, 2011, the Bankruptcy Court entered an order (the “Confirmation Order”) confirming the Modified Third Amended Joint Chapter 11 Plan of Lehman Brothers Holdings Inc. and its Affiliated Debtors (the “Plan”). The Plan and the Confirmation Order were attached as Exhibit 2.1 and Exhibit 2.2, respectively, to LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011. LBHI’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 14, 2011 contains a summary of the Plan.

On March 6, 2012 (the “Effective Date”), the Plan became effective and a notice of the Effective Date of the Plan (the “Notice of Effective Date”) was filed with the Bankruptcy Court.

Item 8.01.	OTHER EVENTS

A Notice was sent on August 22, 2016 to the Holders of Certificates Issued by the Trust and Other Potential Parties-in-Interest (the “Notice”) stating that on August 9, 2016, the District Court for the Second Judicial District of the state of Minnesota, County of Ramsey (the “Minnesota Court”) rendered its decision with respect to the petition filed by the Trustee (the “Petition”) requesting that the Minnesota Court authorize the Trustee to use Trust assets to (a) pay all fees and expenses incurred by the Trustee in connection with an adversary proceeding filed by Lehman Brothers Special Financing Inc. (“LBSF”) against the Trust in the United States Bankruptcy Court for the Southern District of New York (such proceeding, the “Litigation”), and (b) pay all future fees and expenses incurred by the Trustee in connection with the Litigation and the related mediation. Among other things, the Minnesota Court ruled that the costs and expenses of participating in the mediation and defending the Litigation constituted Extraordinary Expenses under the terms of the Trust Agreement. The Minnesota Court further ruled that there are three methods for paying Extraordinary Expenses: (a) from the Trust Property upon the consent of 100% of the Certificateholders, (b) a lesser percentage of the Certificateholders may request the Trustee to participate in the mediation and defend the Litigation and reimburse the Trustees for the cost thereof with their own funds, or (c) indemnification of the Trustee by the Depositor. Unless all three of these methods are “not available”, the Minnesota Court determined that there is no change in circumstances requiring a modification of the Trust.

A copy of the Minnesota Court’s decision was included in the Notice as an appendix. A copy of the Notice and the Court’s decision is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d)	The following exhibit is filed as part of this report:

99.1	Trustee’s Notice to the Holders of Certificates Issued by Corporate-Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust and other Potential Parties-in-Interest

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. In preparing this report the Registrant has relied on information provided to it by the Trustee.

Date: September 6, 2016

Lehman ABS Corporation, as Depositor for the Trust (the “Registrant”)

By:	/s/ Clifford Feibus

Name:	Clifford Feibus
Title:	Senior Vice President and Controller

EXHIBIT INDEX

Exhibit Number	Description

99.1	Trustee’s Notice to the Holders of Certificates Issued by Corporate-Backed Trust Certificates, Goldman Sachs Capital I Securities-Backed Series 2004-6 Trust and other Potential Parties-in-Interest